NEWS RELEASE

For Release:    Immediately
Contact:    James Brunk, Chief Financial Officer - (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q3 2025 RESULTS

Calhoun, Georgia, October 23, 2025 — Mohawk Industries, Inc. (NYSE: MHK) today announced third quarter 2025 net earnings of $109 million and earnings per share (“EPS”) of $1.75; adjusted net earnings were $167 million, and adjusted EPS was $2.67. Net sales for the third quarter of 2025 were $2.8 billion, up 1.4% as reported and essentially flat on an adjusted basis versus the prior year. During the third quarter of 2024, the Company reported net sales of $2.7 billion, net earnings of $162 million and earnings per share of $2.55; adjusted net earnings were $184 million, and adjusted EPS was $2.90.
For the nine months ended September 27, 2025, net earnings and EPS were $328 million and $5.24, respectively; adjusted net earnings were $435 million, and adjusted EPS was $6.96. Net sales for the first nine months of 2025 were $8.1 billion, a decrease of 1.4% as reported and 0.6% on an adjusted basis versus the prior year. For the nine months ended September 28, 2024, the Company reported net sales of $8.2 billion, net earnings and EPS were $425 million and $6.66, respectively; adjusted net earnings were $494 million and adjusted EPS was $7.75.
Commenting on the Company’s third quarter, Chairman and CEO Jeff Lorberbaum stated, “Our net sales in the quarter were in line with our expectations, slightly ahead of prior year as reported. Though economic conditions across our regions weakened more than anticipated compared to the prior quarter, we believe we outperformed our markets. Our sales and product mix continued to benefit from the success of our premium residential and commercial offering and collections introduced during the past two years. Our results reflected benefits from ongoing productivity and restructuring initiatives as well as the impact of favorable currency exchange and lower interest expense, offset by higher input costs and temporary plant shutdowns. Across our markets, material and energy expenses are now improving from peak levels, though higher costs from earlier in the year will continue to impact our fourth quarter earnings.
With our markets remaining challenged, we are executing targeted actions across the organization to drive performance, such as operational enhancements, administrative process improvements and technology advancements. We are lowering our cost structure without impacting our long-term growth potential when the market recovers. We have identified additional restructuring opportunities to rationalize less efficient assets and streamline logistics operations and administrative functions across our segments. These new actions will result in annualized savings of approximately $32 million at a net cash cost of approximately $20 million after asset sales. Combined with our previously announced restructuring actions, we anticipate delivering $110 million in savings this year.
During the quarter, we continued to focus on our working capital management and generated approximately $310 million in free cash flow. We repurchased 315,000 shares in the quarter for approximately $40 million as part of our current stock buyback authorization. Year to date, we have purchased $108 million of our outstanding shares.
Our industry is currently at various stages of passing through the impact of higher tariffs on imported products and should compensate for the increased product cost over time. As previously stated, we continue to address the situation by optimizing our supply chain and implementing price adjustments on affected product categories. Ocean freight costs have been declining and are partially offsetting the tariff impact for U.S. importers. Based on recent changes, engineered wood and laminate imports will now be subject to reciprocal tariffs like other flooring categories, which should benefit domestically produced products. Because the evolving tariff situation will require some time to reach equilibrium, we will continue to adjust our strategies with changing rates and market conditions.
Net sales in the Global Ceramic Segment increased by 4.4% as reported, or 1.8% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 6.5% as reported, or 8.1% on an adjusted basis due to higher input costs, partially offset by productivity gains.
Net sales in the Flooring Rest of the World Segment increased by 4.3% as reported, or increased by 0.9% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 6.1% as reported, or 8.3% on an adjusted basis due to competitive industry pricing.
Net sales in the Flooring North America Segment decreased by 3.8% versus the prior year as reported. The Segment’s operating margin was 5.8% as reported, or 7.2% on an adjusted basis due to higher input costs and competitive industry pricing, partially offset by productivity gains.
All of our markets face a shortage of available housing as supply has failed to keep pace with household formation. To meet growing demand, new home construction and remodeling must expand, which will also lower housing inflation pressures. Most central banks have shifted from prioritizing inflation reduction to stimulating economic growth. Declining interest rates in the U.S. and around the world should gradually encourage increased home sales and remodeling. While we believe these actions will benefit the housing market over time, we remain focused on optimizing the controllable aspects of our business, including our sales strategies, product innovation and operational productivity. Our previously announced restructuring initiatives continue to benefit our results by streamlining our operations and reducing our cost structure. We are leveraging the scope of our product portfolio, distribution advantages and industry-leading brands to expand our relationships with current and new customers. Our product mix continues to benefit from our premium collections and commercial sales, which is mitigating some of the pricing pressures in our markets. We are managing the impact of tariffs on our U.S. imported product offering through pricing actions and supply chain optimization, and we are reinforcing the value of our domestic manufacturing. Based on current trends in our regions, we believe that market volume should remain soft through the end of the year. Given these factors, we expect our fourth quarter adjusted EPS will be between $1.90 and $2.00 with one additional shipping day and excluding any restructuring or other one-time charges.
For more than three years, the flooring industry has been impacted both by consumers postponing large, discretionary purchases and low home sales, which have reduced new construction and remodeling activity. Housing turnover has a significant effect on our industry, with U.S. consumers spending an estimated five times as much on remodeling their flooring in the first year after buying a home than non-movers. Declining interest rates, increased disposable income and higher home equity should support greater home sales and remodeling in our markets. The housing stock in our regions is aging and requires significant renovation to preserve property values. During this cycle, we have enhanced our operations, cost position and product offering to capitalize on the future market recovery. While the inflection point remains unpredictable, market fundamentals, significant pent-up demand and Mohawk’s unique business strengths support long-term profitable growth.”
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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is a leading global flooring manufacturer, providing products that enhance residential and commercial spaces in approximately 180 countries. During the past two decades, we have expanded the Company’s operational footprint with manufacturing facilities in North America, Europe, South America, Oceania and Asia. Our vertically integrated manufacturing and distribution processes provide competitive advantages in the production of ceramic tile, carpet, laminate, wood, stone, and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step, Unilin and Vitromex.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and our present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s U.S. Securities and Exchange Commission reports and public announcements.

Conference call Friday, October 24, 2025, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit https://ir.mohawkind.com/events/event-details/mohawk-industries-inc-3rd-quarter-2025-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10203204/fff9ab9d5c to receive a unique personal identification number. You may also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through November 21, 2025, by dialing 1-877-344-7529 (U.S./Canada) or 1-412-317-0088 (international) and entering Conference ID #9747441. The call will be archived and available for replay for one year under the “Investors” tab of mohawkind.com.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Nine Months Ended
(In millions, except per share data)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net sales	$2,757.9	2,719.0	8,085.7	8,199.7
Cost of sales	2,103.0	2,026.4	6,133.2	6,133.8
Gross profit	654.9	692.6	1,952.5	2,065.9
Selling, general and administrative expenses	518.2	480.3	1,531.0	1,493.0
Operating income	136.7	212.3	421.5	572.9
Interest expense	5.0	11.2	16.6	38.6
Other (income) and expense, net	(0.4)	(0.7)	2.2	(0.2)
Earnings before income taxes	132.1	201.8	402.7	534.5
Income tax expense	23.3	39.8	74.8	109.9
Net earnings including noncontrolling interests	108.8	162.0	327.9	424.6
Net earnings attributable to noncontrolling interests	—	—	—	0.1
Net earnings attributable to Mohawk Industries, Inc.	$108.8	162.0	327.9	424.5

Basic earnings per share attributable to Mohawk Industries, Inc.	$1.75	2.57	5.26	6.69
Weighted-average common shares outstanding - basic	62.0	63.1	62.3	63.5

Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.75	2.55	5.24	6.66
Weighted-average common shares outstanding - diluted	62.3	63.4	62.6	63.8

Other Financial Information
	Three Months Ended		Nine Months Ended
(In millions)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net cash provided by operating activities	$386.6	319.6	596.6	736.9
Less: Capital expenditures	76.3	115.4	245.6	293.6
Free cash flow	$310.3	204.2	351.0	443.3

Depreciation and amortization	$170.3	156.2	476.3	481.9

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	September 27, 2025	September 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$516.2	424.0
Receivables, net	2,249.6	2,043.4
Inventories	2,692.9	2,612.1
Prepaid expenses and other current assets	548.9	541.9
Total current assets	6,007.6	5,621.4
Property, plant and equipment, net	4,678.8	4,750.5
Right of use operating lease assets	401.1	392.4
Goodwill	1,198.7	1,168.6
Intangible assets, net	834.2	850.7
Deferred income taxes and other non-current assets	500.1	529.6
Total assets	$13,620.5	13,313.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$175.6	465.3
Accounts payable and accrued expenses	2,379.6	2,194.1
Current operating lease liabilities	119.2	111.6
Total current liabilities	2,674.4	2,771.0
Long-term debt, less current portion	1,743.3	1,716.4
Non-current operating lease liabilities	300.0	298.0
Deferred income taxes and other long-term liabilities	561.8	672.1
Total liabilities	5,279.5	5,457.5
Total stockholders' equity	8,341.0	7,855.7
Total liabilities and stockholders' equity	$13,620.5	13,313.2

Segment Information
	Three Months Ended		As of or for the Nine Months Ended
(In millions)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net sales:
Global Ceramic	$1,104.7	1,058.0	3,219.3	3,218.4
Flooring NA	936.8	974.0	2,746.0	2,832.7
Flooring ROW	716.4	687.0	2,120.4	2,148.6
Consolidated net sales	$2,757.9	2,719.0	8,085.7	8,199.7

Operating income (loss):
Global Ceramic	$71.6	83.4	201.5	215.3
Flooring NA	54.4	73.0	116.3	196.3
Flooring ROW	43.8	67.8	168.3	204.3
Corporate and intersegment eliminations	(33.1)	(11.9)	(64.6)	(43.0)
Consolidated operating income	$136.7	212.3	421.5	572.9

Assets:
Global Ceramic			$5,136.6	4,892.7
Flooring NA			4,002.5	3,958.9
Flooring ROW			4,059.8	4,020.7
Corporate and intersegment eliminations			421.6	440.9
Consolidated assets			$13,620.5	13,313.2

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended		Nine Months Ended
(In millions, except per share data)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net earnings attributable to Mohawk Industries, Inc.	$108.8	162.0	327.9	424.5
Adjusting items:
Restructuring, acquisition and integration-related and other costs	47.2	19.5	102.9	68.8
Software implementation cost write-off	—	7.8	(0.4)	7.8
Legal settlements, reserves and fees	21.6	0.7	27.1	10.8
Adjustments of indemnification asset	(0.3)	(0.4)	(0.5)	1.8
Income taxes - adjustments of uncertain tax position	0.3	0.4	0.5	(1.8)
Income tax effect of foreign tax regulation change	—	2.9	—	2.9
Income tax effect of adjusting items	(11.1)	(8.9)	(22.1)	(20.5)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$166.5	184.0	435.4	494.3

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$2.67	2.90	6.96	7.75
Weighted-average common shares outstanding - diluted	62.3	63.4	62.6	63.8

Reconciliation of Total Debt to Net Debt
(In millions)	September 27, 2025
Short-term debt and current portion of long-term debt	$175.6
Long-term debt, less current portion	1,743.3
Total debt	1,918.9
Less: Cash and cash equivalents	516.2
Net debt	$1,402.7

Reconciliation of Net Earnings to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	December 31, 2024	March 29, 2025	June 28, 2025	September 27, 2025	September 27, 2025
Net earnings including noncontrolling interests	$93.2	72.6	146.5	108.8	421.1
Interest expense	9.8	6.4	5.2	5.0	26.4
Income tax expense	18.3	17.5	34.0	23.3	93.1
Net (earnings) loss attributable to noncontrolling interests	—	—	—	—	—
Depreciation and amortization(1)	156.4	150.4	155.6	170.3	632.7
EBITDA	277.7	246.9	341.3	307.4	1,173.3
Restructuring, acquisition and integration-related and other costs	20.3	20.8	25.3	30.7	97.1
Software implementation cost write-off	5.1	(0.4)	—	—	4.7
Impairment of goodwill and indefinite-lived intangibles	8.2	—	—	—	8.2
Legal settlements, reserves and fees	(0.9)	0.6	4.9	21.6	26.2
Adjustments of indemnification asset	—	—	(0.1)	(0.3)	(0.4)
Adjusted EBITDA	$310.4	267.9	371.4	359.4	1,309.1

Net debt to adjusted EBITDA					1.1
(1)Includes accelerated depreciation of $5.3 for Q4 2024, $5.4 for Q1 2025, $4.1 for Q2 2025 and $16.4 for Q3 2025.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended	Nine Months Ended
(In millions)	September 27, 2025	September 27, 2025
Mohawk Consolidated
Net sales	$2,757.9	8,085.7
Adjustment for constant shipping days	10.8	100.7
Adjustment for constant exchange rates	(61.2)	(38.7)
Adjusted net sales	$2,707.5	8,147.7

Three Months Ended
September 27, 2025
Global Ceramic
Net sales	$1,104.7
Adjustment for constant exchange rates	(27.6)
Adjusted net sales	$1,077.1

Flooring ROW
Net sales	$716.4
Adjustment for constant shipping days	10.8
Adjustment for constant exchange rates	(33.7)
Adjusted net sales	$693.5

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	September 27, 2025	September 28, 2024
Gross Profit	$654.9	692.6
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	44.1	16.4
Software implementation cost write-off	—	2.3
Adjusted gross profit	$699.0	711.3

Adjusted gross profit as a percent of net sales	25.3%	26.2%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	September 27, 2025	September 28, 2024
Selling, general and administrative expenses	$518.2	480.3
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(3.1)	(3.1)
Software implementation cost write-off	—	(5.5)
Legal settlements, reserves and fees	(21.6)	(0.7)
Adjusted selling, general and administrative expenses	$493.5	471.0

Adjusted selling, general and administrative expenses as a percent of net sales	17.9%	17.3%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(In millions)	September 27, 2025	September 28, 2024
Mohawk Consolidated
Operating income	$136.7	212.3
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	47.2	19.5
Software implementation cost write-off	—	7.8
Legal settlements, reserves and fees	21.6	0.7
Adjusted operating income	$205.5	240.3

Adjusted operating income as a percent of net sales	7.5%	8.8%

Global Ceramic
Operating income	$71.6	83.4
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	18.2	7.4
Adjusted segment operating income	$89.8	90.8

Adjusted segment operating income as a percent of net sales	8.1%	8.6%

Flooring NA
Operating income	$54.4	73.0
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	13.5	8.1
Software implementation cost write-off	—	7.8
Adjusted segment operating income	$67.9	88.9

Adjusted segment operating income as a percent of net sales	7.2%	9.1%

Flooring ROW
Operating income	$43.8	67.8
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	15.5	4.0
Adjusted segment operating income	$59.3	71.8

Adjusted segment operating income as a percent of net sales	8.3%	10.5%

Corporate and intersegment eliminations
Operating (loss)	$(33.1)	(11.9)
Adjustments to segment operating (loss):
Legal settlements, reserves and fees	21.6	0.7
Adjusted segment operating (loss)	$(11.5)	(11.2)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	September 27, 2025	September 28, 2024
Earnings before income taxes	$132.1	201.8
Net earnings attributable to noncontrolling interests	—	—
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	47.2	19.5
Software implementation cost write-off	—	7.8
Legal settlements, reserves and fees	21.6	0.7
Adjustments of indemnification asset	(0.3)	(0.4)
Adjusted earnings before income taxes	$200.6	229.4

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	September 27, 2025	September 28, 2024
Income tax expense	$23.3	39.8
Adjustments to income tax expense:
Income taxes - adjustments of uncertain tax position	(0.3)	(0.4)
Income tax effect of foreign tax regulation change	—	(2.9)
Income tax effect of adjusting items	11.1	8.9
Adjusted income tax expense	$34.1	45.4

Adjusted income tax rate to adjusted earnings before income taxes	17.0%	19.8%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.